EXHIBIT 21

FIRSTBANK CORPORATION SUBSIDIARIES

NAME	STATE OF INCORPORATION	OWNERSHIP

Firstbank – Alma	Michigan	100%

Firstbank (Mt. Pleasant)	Michigan	100%

Firstbank – West Branch	Michigan	100%

Firstbank – St. Johns	Michigan	100%

Keystone Community Bank	Michigan	100%

1st Armored, Inc.	Michigan	100% by Firstbank – West Branch

1st Title, Inc.	Michigan	100% by Firstbank – West Branch

Firstbank – Alma Mortgage Company	Michigan	100% by Firstbank – Alma

Firstbank (Mt. Pleasant) Mortgage Company	Michigan	100% by Firstbank Mt. Pleasant

Firstbank – West Branch Mortgage Company	Michigan	100% by Firstbank – West Branch

Firstbank – St. Johns Mortgage Company	Michigan	100% by Firstbank – St. Johns

Keystone Mortgage Services, LLC	Michigan	99% by Keystone Community Bank and 1% by Firstbank Corporation

Keystone Premium Finance	Michigan	90% by Keystone Community Bank and 10% by Keystone Mortgage Services, LLC

Keystone T.I. Sub, LLC	Michigan	100% owned by Keystone Community Bank

KCB Title Insurance Agency, LLC	Michigan	50% owned by Keystone T.I. Sub, LLC

1st Investors Title, LLC	Michigan	52% owned by 1st Title, Inc.

FBMI Risk Management Services, Inc.	Nevada	100%

Firstbank – West Michigan	Michigan	100%

ICNB Mortgage Company, LLP	Michigan	99% by Firstbank – West Michigan and 1% by Firstbank Corporation

First Investment Center	Michigan	100% by Firstbank – West Michigan

Austin Mortgage Company, Inc	Michigan	100% by Firstbank Corporation